Exhibit 3.1

Exhibit 3.1

Delaware PAGE 1

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “SAIC, INC.”, FILED IN THIS OFFICE ON THE FOURTEENTH DAY OF JUNE, A.D. 2007, AT 6:04 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4014717 8100 070712122

Harriet Smith Windsor, Secretary of State AUTHENTICATION: 5760824

DATE: 06-14-07

State of Delaware Secretary of State Division of Corporations Delivered 06:35 PM 06/14/2007

FILED 06:04 PM 06/14/2007 SRV 070712122 - 4014717 FILE

CERTIFICATE OF AMENDMENT

TO THE RESTATED CERTIFICATE OF INCORPORATION

OF SAIC, INC.

SAIC, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify that:

1. The Restated Certificate of Incorporation of the Corporation is hereby amended by deleting Article SEVENTH thereof and inserting the following in lieu thereof:

“SEVENTH: THE BOARD OF DIRECTORS.

(A) Number of Directors. The number of directors which shall constitute the whole Board of Directors of the Corporation shall be not less than ten (10) and not more than eighteen (18), and the exact number shall be fixed by the Board of Directors.

(B) Term. At each annual meeting of stockholders of the Corporation commencing at the annual meeting of stockholders next following the 2007 annual meeting of stockholders, all directors shall be elected for a term expiring at the next succeeding annual meeting of stockholders, by such stockholders having the right to vote on such election. The term of each director serving as and immediately following the date of the 2007 annual meeting of stockholders shall expire at the next annual meeting of stockholders after such date, notwithstanding that such director may have been elected for a term that extended beyond the date of such annual meeting of stockholders. Each director shall serve until the director’s term expires in accordance with the foregoing provisions or until the director’s prior resignation, death, disqualification or removal from office, provided that each director shall serve notwithstanding the expiration of the director’s term until the director’s successor shall be duly elected and qualified.

(C) Removal. Unless otherwise restricted by applicable law, any director or the entire Board may be removed with or without cause by the holders of two thirds of the total voting power of all outstanding shares then entitled to vote at an election of directors.

(D) Cumulative Voting. At any election of directors of the Corporation, a holder of any class or series of stock then entitled to vote in such election shall be entitled to as many votes as shall equal the number of votes which (except for this Section (D) as to cumulative voting) such holder would be entitled to cast for the election of directors with respect to such holder’s shares of stock multiplied by the number of directors to be elected in the election in which such holder’s class or series of shares is entitled to vote, and such holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as such holder may see fit.

(E) Vacancies. Any vacancy in the Board of Directors, whether because of resignation, death, disqualification, removal, an increase in the number of directors, or any other cause, may only be filled by vote of the majority of the remaining directors, although less than a quorum. The term of any director elected in accordance with the preceding sentence shall expire at the next annual meeting of stockholders. Each director shall serve until the director’s term expires in accordance with the foregoing provisions or until the director’s prior resignation, death, disqualification or removal from office, provided that each director shall serve notwithstanding the expiration of the director’s term until the director’s successor shall be duly elected and qualified.”

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, SAIC, Inc. has caused this Certificate of Amendment to be executed by a duly authorized officer on this 14th day of June, 2007.

SAIC, INC.

By:

Name: Douglas E. Scott

Title: Executive Vice President,

General Counsel and Secretary